UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

May 27, 2016

Date of Report (Date of earliest event reported)

YuMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36039	27-0111478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1204 Middlefield Road, Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 591-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 27, 2016, YuMe, Inc. (the “Company”) held its Annual Meeting of Stockholders in Mountain View, California (“Annual Meeting”). As of March 31, 2016, the Company’s record date, there were a total of 34,788,813 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Based on the final report of the independent inspector of elections, IVS Associates, Inc. (“IVS”), at least 28,056,838 shares of Common Stock were voted in person or by proxy at the Annual Meeting, representing more than 80.6% percent of the shares entitled to be voted. Set forth below are the proposals described in the Company’s proxy statement and the voting results reported by IVS.

Proposal 1 – Election of Directors

Eric Singer and Elias Nader were elected to serve as Class III directors of the Company’s Board of Directors (the “Board”) until the 2019 Annual Meeting of the Company’s stockholders and until their respective successors shall be elected and qualified or until their earlier resignation or removal.

Nominees of the Board

	FOR	WITHHOLD	BROKER NON-VOTES
Craig Forman	5,356,443	248,974	116,345
Derek Harrar	5,354,524	250,893	116,345

Nominees of VIEX Capital Advisors

	FOR	WITHHOLD	BROKER NON-VOTES
Eric Singer	22,329,562	5,514	116,345
Elias Nader	21,503,311	831,765	116,345

Proposal 2 – Ratification of the Selection of the Independent Registered Public Accounting Firm

The stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
27,950,411	64,661	41,766	-

Proposal 3 – Advisory Stockholder Proposal to Declassify the Board of Directors

The stockholders approved an advisory proposal to declassify the Board.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
27,236,565	634,921	69,007	116,345

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YuMe, Inc.

/s/ Tony Carvalho

Tony Carvalho
Chief Financial Officer
(Principal Financial Officer and Duly Authorized Signatory)

Dated: June 3, 2016